UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Global Net Lease, Inc.
(Name of Registrant as Specified in its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Related Fund Management, LLC
Jim Lozier
Richard O’Toole

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 10, 2023, Blackwells Capital LLC issued the following press release, a copy of which is filed as Exhibit 1.

Exhibit 1

Leading Proxy Advisory Firms Support Blackwells’ Case for Board Change at Global Net Lease, Inc. and The Necessity Retail REIT, Inc.

Glass Lewis, a Leading Proxy Advisory Firm, Recommends GNL and RTL Stockholders Vote on the WHITE Universal Proxy Card to Elect Blackwells’ Two Nominees: Jim Lozier and Richard O’Toole

Recommendation Follows Federal Court Decision Last Week Rejecting GNL’s and RTL’s Request for an Injunction to Bar Blackwells’ from Soliciting Support for its Director Candidates

Blackwells Demands that AR Global (GNL’s and RTL’s External Manager) Abandon Its Desperate Litigation Tactics and Efforts to Hold Phony Elections

GNL’s and RTL’s Stocks Plunge as Abysmal First Quarter 2023 Results Show Increasing Shareholder Dollars Directed Towards AR Global’s Pockets as Payments to it Exceed $1 Billion Dollars

Blackwells Encourages Fellow GNL and RTL Stockholders to Vote on Blackwells’ WHITE Universal Proxy Card and Obtain Voting Information at www.StopARGlobal.com

May 10, 2023 01:57 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--Blackwells Capital LLC (together with its affiliates, “Blackwells” or “we”) today announced that Glass, Lewis & Co LLC (“Glass Lewis”), a leading independent proxy advisory firm, has endorsed its case for boardroom change at Global Net Lease, Inc. (NYSE: GNL) (“GNL” or “the Company”) and The Necessity Retail REIT, Inc. (NYSE: RTL) (“RTL” or “the Company”).

In supporting Blackwells’ case for change, Glass Lewis has recommended that stockholders vote on the WHITE universal proxy card to elect both of its highly qualified and independent candidates – Jim Lozier and Richard O’Toole – to GNL and RTL’s Board of Directors (the “Boards”).

Glass Lewis’ recommendation follows Institutional Shareholder Services, Inc. (“ISS”) recommendation to withhold support from GNL and RTL’s incumbent director candidates. In its report, ISS highlighted that the unilateral bylaw amendment contrived by the directors of GNL and RTL to disenfranchise shareholders and deny them the opportunity to vote for Blackwells’ nominees was contrived and nothing more than an entrenchment tactic among highlighting other numerous governance deficiencies.

This years’ ISS report follows reports from the last two years where ISS has repeatedly refused to endorse the incumbent nominees at GNL and RTL.

Jason Aintabi, Founder and Chief Investment Officer of Blackwells, commented:

“We believe the time has come to say goodnight to the AR Global complex. With Glass Lewis and ISS now shining spotlights on the severe issues affecting investors at GNL and RTL, Blackwells again calls on Michael Weil and his putative puppet-master Nick Schorch to stop managing all forms of public assets. The years of abysmal results at each publicly listed entity under the millstone of AR Global, juxtaposed against the astronomical fees that AR Global continues to accumulate, is no longer tolerable. We will continue our fight to ensure that shareholders have a vote at this year’s annual meetings despite what we believe are continued attempts to hold phony elections.”

Blackwells calls on GNL and RTL stockholders to vote on the WHITE universal proxy card to end the value destructive entrenchment of their External Manager, AR Global.

In its report regarding GNL, Glass Lewis notes the following:1

“[…] we believe there are several reasons shareholders should vote on the Dissident’s WHITE proxy card at this time. Central to this view are Glass Lewis’ long-standing concerns with the Company’s corporate governance policies, classified board structure, external management structure, director commitments and affiliations, disregard of fundamental shareholder rights, and unresponsiveness to the shareholder dissatisfaction which has been expressed repeatedly at the Company’s prior annual meetings.”

“[…] we note that Messrs. Nelson and Weil, Jr. both served on the board when the Company adopted a shareholder rights plan without shareholder approval. We believe shareholder rights plans are generally not in the best interest of shareholders, as they can reduce management accountability by substantially limiting opportunities for corporate takeovers or changes in management.”

“Glass Lewis considers [the managing director] bylaw provision to be extremely problematic, not only for this year’s director election but also for each election every three years hereafter, assuming the board maintains its classified structure and director configuration.”

“[…] the Company’s performance, discount to NAV and valuation are among the worst-in-class relative to peers, and the management fees the Company pays to AR Global are effectively the highest, on a relative basis, compared to peers.”

Additionally, in its report regarding RTL, Glass Lewis notes the following:2

“[…] we believe there are several reasons shareholders should vote on the Dissident’s WHITE proxy card at this time. Central to this view are Glass Lewis’ long-standing concerns with the Company’s corporate governance policies, classified board structure, external management structure, director commitments and affiliations, disregard of fundamental shareholder rights, and unresponsiveness to the shareholder dissatisfaction which has been expressed repeatedly at the Company’s prior annual meetings.”

[1]	Permission to quote Glass Lewis was neither sought nor obtained. Emphases added.
[2]	Permission to quote Glass Lewis was neither sought nor obtained. Emphases added.

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“In particular, we note that the Company’s nominees both served on the board when the Company adopted a shareholder rights plan without shareholder approval. We believe shareholder rights plans are generally not in the best interest of shareholders, as they can reduce management accountability by substantially limiting opportunities for corporate takeovers or changes in management.”

“The ‘managing director’ bylaw provision would seemingly apply to any director candidate nominated by an outside shareholder in the years when directors affiliated with AR Global or the Company are up for election […] Glass Lewis considers this bylaw provision to be extremely problematic, not only for this year’s director election but also for each election every three years hereafter, assuming the board maintains its classified structure and director configuration.”

“In our opinion, [the ‘managing director bylaw provision] is an attempt to disenfranchise shareholders and shield insiders from accountability, which only continues the board’s track record of disregarding shareholders’ interests.”

“[…] the Company’s performance, discount to NAV and valuation are among the worst-in-class relative to peers, and the management fees the Company pays to AR Global are effectively the highest, on a relative basis, compared to peers.”

IMPORTANT ADDITIONAL INFORMATION

Blackwells Onshore I LLC (“Blackwells Onshore”), Blackwells Capital LLC (“Blackwells Capital”), Jason Aintabi (collectively, Mr. Aintabi, Blackwells Onshore and Blackwells Capital, “Blackwells”), Related Fund Management, LLC (“RFM”), Richard O’Toole and James L. Lozier (collectively, Blackwells, RFM and Messrs. O’Toole and Lozier, the “Participants”) are participants in the solicitation of proxies from the stockholders of RTL in connection with the 2023 annual meeting of stockholders (including any other meeting of shareholders held in lieu thereof and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”). The Participants have filed with the SEC a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE Universal Proxy Card to be used in connection with any such solicitation of proxies from RTL’s stockholders for the Annual Meeting. BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF RTL TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Proxy Statement and an accompanying WHITE Universal Proxy Card are being furnished to some or all of RTL’s stockholders and are available, along with any amendments or supplements to the Proxy Statement and other relevant documents, at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the Proxy Statement without charge upon request. Requests for copies should be directed to Blackwells Onshore.

Contacts

Morrow Sodali

(800) 662-5200

blackwells@morrowsodali.com

Gagnier Communications

Dan Gagnier

(646) 569-5897

blackwells@gagnierfc.com

Longacre Square Partners

(646) 386-0091

blackwells@longacresquare.com

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